Exhibit 4.1

BioReliance Corporation

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EMPLOYEE STOCK PURCHASE PLAN
(Effective as of October 31, 2001)

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1.       PURPOSE.

          The Employee Stock Purchase Plan (the "Plan") of BioReliance Corporation (the "Company") is designed to provide an opportunity for the employees of the Company and its Designated Subsidiaries (defined below) to purchase shares of the Company's common stock, $.01 par value per share ("Common Stock") through voluntary automatic payroll deductions and to encourage such employees to continue in the employ of and to exert their best efforts on behalf of the Company and such subsidiaries. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       CERTAIN TERMS.

          (a)        "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock ("Shares"), or any change (including, without limitation, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, property dividend, combination or exchange of shares, change in corporate structure or substantially similar event.

          (b)           A "Change in Control" shall mean the occurrence during the term of the Plan of any of the following events:

          (1)          An acquisition in one or more transactions (other than directly from the Company or pursuant to options granted under this Plan or otherwise by the Company) of any voting securities of the Company (the "Voting Securities") by any Person (other than any member of the Knafel Family) immediately after which such Person has beneficial ownership within the meaning of Rule 16d-3 promulgated under the Exchange Act ("Beneficial Ownership") of (i) thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities and (ii) a number of Voting Securities having combined voting power greater than the combined voting power of the Voting Securities then Beneficially Owned by members of the Knafel Family; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition"

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shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any Subsidiary, (B) the Company or any Subsidiary, or (C) any Person in connection with a "Non-Control Transaction" (as defined below);

          (2)          The individuals who, as of April 24, 1997, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Proxy Contest; or

          (3)          Consummation of:

          (A)          A merger, consolidation, or reorganization involving the Company, unless

          (1)          the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

          (2)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least two-thirds of the members of the governing board of directors of the Surviving Corporation;

          (3)          no Person (other than the Company or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person, who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting

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power of the Surviving Corporation's then outstanding voting securities; and

          (4)          a transaction described in clauses (1) through (3) shall herein be referred to as a "Non-Control Transaction";

          (B)          A complete liquidation or dissolution of the Company; or

          (C)          An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

          (c)          "Committee" means a committee, as described in Section 13, appointed by the Board of Directors of the Company (the "Board") from time to time and to confirm the functions set forth herein.

          (d)          "Designated Subsidiaries" shall mean those Subsidiaries which are designated from time to time by the Board or the Committee.

          (e)           "Enrollment Period" shall mean the period of up to thirty days beginning before the first day of a Purchase Period, or such other period in advance of a Purchase Period as the Company shall determine.

          (f)           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (g)           "Fair Market Value" on any date means the closing price at the close of the primary trading session of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the closing price at the close of the primary trading session on such date as quoted on the Nasdaq Stock Market or such other market in which such prices are regularly quoted, or, if there has been no such closing price with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

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         (h)          "Gross Payroll Amount" shall mean the gross amount of pay an employee would receive at each regular pay period before the deduction of withholding, FICA, medical and dental premiums, medical reimbursement accounts, amount contributed to a trust pursuant to a qualified cash or deferred compensation arrangement under Section 401(k) of the Code, and all other amounts to be withheld, including deductions under this Plan, but after the deduction of amounts withheld pursuant to deferred compensation arrangements.

          (i)          "Knafel Family" means (i) Sidney R. Knafel and/or members of his "immediate family" (as defined in Rule 16a-1 promulgated under the Exchange Act), (ii) a trust solely for the benefit of any of the individuals referred to in clause (i) above: (iii) the guardian, conservator, estate or other legal representative of any of the individuals referred to in clause (i) above; and (iv) any corporation, partnership, limited liability company or other entity all of the outstanding equity securities of which are owned, directly or indirectly, by the individuals or entities referred to in clause (i), (ii) or (iii) above.

           (j)           "Offering" shall mean an offering of Shares for purchase hereunder.

           (k)          "Person" shall mean "person" as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, or any group of Persons.

          (l)          "Purchase Period" shall mean a period during which payroll deductions are to be made pursuant to the Plan. Unless otherwise provided by the Committee, Purchase Periods shall commence on December, March, June and September 1 and shall be three months in duration.

          (m)          "Retirement" shall mean termination of employment by an employee who is at least 55 years of age after at least five years of employment by the Company and/or a Designated Subsidiary.

          (n)          "Subsidiary" shall mean any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

3.           OFFERING UNDER THE PLAN; ELECTION TO PURCHASE.

          (a)          In each instance, the Committee shall determine whether or not there will be an Offering. If the Committee shall decide that there shall be an Offering, the Committee shall, in advance of the Offering, determine: (i) the first and last days of the Offering and the Purchase Period, (ii) the aggregate number of Shares to be offered in a Purchase Period, (iii) the maximum percentage of an employee's Gross Payroll Amount, not to exceed ten percent, that he may elect for payroll deductions described in Section 8, and (iv) the maximum number, if any, of Shares which any employee may purchase in any Purchase Period during such Offering; and shall give each eligible employee written notice of such determinations prior to the commencement of the Enrollment Period.

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         (b)          Each eligible employee may elect to buy Shares in any Purchase Period by completing, signing and delivering to the Company, an Election and Authorization form in the form prescribed by the Company prior to the commencement of the Purchase Period which:

                   (i)           specifies the percentage of his Gross Payroll Amount (not in excess of the maximum set by the Committee) he elects to have deducted and applied to purchase Shares hereunder;

                    (ii)         authorizes the Company to make (or receive from a Designated Subsidiary) the specified periodic payroll deductions from his compensation during such Purchase Period or until such earlier date as (x) he shall cancel or (if permitted by the Committee) modify his authorization by filing an executed cancellation or modification (in the time and form prescribed by the Company) with the Company, (y) he shall have purchased the maximum number of Shares he is entitled to purchase in the Purchase Period, or (z) he shall have terminated employment with the Company or Designated Subsidiary for purposes of Section 8 of this Plan; and

                    (iii)          specifies the exact name in which Shares purchased by him in the Purchase Period are to be issued, which shall be the full legal name of the employee.

            (c)         Each eligible employee who elects to participate in the Plan during any Enrollment Period shall remain enrolled in the Plan and shall continue to participate in each successive Offering until the employee's authorization is cancelled or the employee ceases to be eligible to participate in the Plan.

4.        ELIGIBLE EMPLOYEES.

          All regular, full-time employees of the Company and of the Designated Subsidiaries at the commencement of a Purchase Period shall be eligible employees under this Plan with respect to such Purchase Period, except:

           (a)          employees who at the commencement of the Purchase Period have been employed by the Company or a Designated Subsidiary for less than 90 days;

           (b)           employees whose customary employment by the Company or a Designated Subsidiary at the commencement of a Purchase Period is 20 hours or less per week;

          (c)          employees whose customary employment by the Company or a Designated Subsidiary at the commencement of a Purchase Period is for not more than five months in any calendar year; and

          (d)          any employee who, as of the first day of a Purchase Period, would own stock or hold outstanding options to purchase stock, possessing in the aggregate (as determined under

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Sections 423 and 424 of the Code) five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.

5.         NUMBER OF SHARES PURCHASABLE.

           (a)          The maximum number of Shares that may be purchased by any eligible employee during a Purchase Period shall be determined by the Committee in its sole discretion. Such limitation shall be expressed both as a maximum percentage, not to exceed ten percent, of an eligible employee's Gross Payroll Amount that may be deducted and applied to the purchase of Shares hereunder (which percentage shall be uniform as to all eligible employees), and a maximum number of Shares that may be purchased by an eligible employee hereunder. An eligible employee may elect to purchase all or any part of such maximum number of Shares by so indicating in such employee's Election and Authorization form.

          (b)          The amount of any payroll deduction made pursuant to Section 8, or of any payment to be made hereunder to an employee or his legal representative, in a currency other than United States dollars shall be converted to or from United States dollars, as the case may be, based on the exchange rate in effect on the date the Company receives such deduction or makes such payment, respectively. The Committee shall determine the applicable exchange rate by any reasonable method, which may be based on the exchange rate actually available to the Company in the ordinary course of business on the date of such conversion.

          (c)          If at any time during a Purchase Period the number of Shares which all eligible employees have duly elected to purchase through authorized payroll deductions but which have not yet been purchased (the "aggregate Shares elected") would cause the aggregate number of Shares to be acquired in the Purchase Period to exceed the number of Shares designated by the Committee as available for purchase in such Purchase Period, the Shares which may thereafter be purchased by each employee shall be reduced from the number so elected on a pro rata basis in the proportion that the number of Shares so elected by each such employee bears to the aggregate number of Shares elected by all such employees. The reductions shall be determined by the Committee by any reasonable method such that the aggregate number of Shares sold in the Purchase Period shall be not more than and as nearly equal as possible to the number of Shares originally designated by the Committee as available for purchase in such Purchase Period. No fractional Shares may be purchased unless the Committee otherwise provides.

          (d)           Notwithstanding any other provision of this Plan, no employee shall be entitled to purchase Shares in any Purchase Period to the extent such purchase would permit such employee to accrue (as determined under Section 423 of the Code) the right to purchase under this Plan and under all other employee stock purchase plans of the Company and its subsidiaries, the right or option to so purchase at a rate which exceeds $25,000 of Fair Market Value of such stock, determined at the time such right or option is granted, for any calendar year in which such right or option is outstanding at any time.

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6.         SHARES SUBJECT TO THE PLAN.

           The Shares, which may be offered under this Plan, may be authorized and issued Common Stock, authorized and unissued Common Stock or Common Stock reacquired by the Company and held in its treasury. The maximum aggregate number of shares of Common Stock which may be made available by the Committee for purchase and issued under this Plan is 200,000, subject to any increase or decrease pursuant to Section 11. All Shares offered in any Offering, which for any reason are not purchased, shall be included in the Shares available for subsequent Offerings.

7.        PRICE.

           The price at which Shares may be purchased in any Purchase Period shall be 85% of the lower of the Fair Market Value of the Common Stock on the first day of the Purchase Period and the last day of the Purchase Period on which the Common Stock is traded (or if the Common Stock is not listed for trading, on the first or last business day of the Purchase Period) or such greater percentage as determined by the Committee with the approval of the Board.

8.        PAYROLL DEDUCTIONS; PURCHASE OF SHARES; RIGHTS OF CANCELLATION; RIGHTS ON TERMINATION OF EMPLOYMENT OR DEATH.

          (a)          Except as otherwise provided herein, Shares purchased under this Plan shall be paid for by payroll deductions during the Purchase Period. All funds received under this Plan, either through payroll deductions or cash deposits, shall be applied to the purchase of Common Stock hereunder as of the last day of a Purchase Period on which the Common Stock is traded, or if the Common Stock is not listed for trading, on the last business day of a Purchase Period. Such Shares shall be issued to individual employees as soon as practicable after the purchase.

          (b)          Each employee may cancel his election to purchase additional Shares through payroll deductions in any Purchase Period under this Plan by giving not less than thirty days prior written notice of cancellation to the Company on the form prescribed by the Company. In such case, no further amounts shall be withheld for the account of such employee through payroll deductions in respect of such Purchase Period (but such employee shall not be precluded from participating in a subsequent Purchase Period by reason of such revocation). Any amount theretofore deducted under this Plan for such employee's account and not yet applied to the purchase of Shares shall be refunded to the employee.

          (c)          If the employment with the Company or any Designated Subsidiary of any eligible employee who has delivered a completed and duly executed Election and Authorization form for any Purchase Period (an "electing employee") shall terminate prior to the end of such Purchase Period because of his Retirement or death, or because the Subsidiary with which he is employed ceases to be a Designated Subsidiary during such Purchase Period, then all further payroll deductions hereunder shall cease and amounts theretofore deducted under the Plan for his account shall be applied to purchase Shares in accordance with the otherwise applicable provisions of the Plan. If the full time regular employment of any eligible employee with the

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Company or a Designated Subsidiary shall terminate prior to the end of a Purchase Period for any other reason, then the electing employee shall be deemed to have revoked his election to have payroll deductions made and applied to purchase Shares in the Purchase Period as of the date of such termination and the amount theretofore deducted under the Plan for his account and not applied to the purchase of Shares shall be paid to such employee as soon as practicable. The transfer of an eligible employee from the Company or a Designated Subsidiary to another Designated Subsidiary or to the Company or to any affiliate as defined in Section 414 of the Code, shall not constitute a termination of employment under this Section 8.

         (d)          No employee may modify the percentage of Gross Payroll Amount that he has elected to have deducted on the Election and Authorization form delivered to the Company unless pursuant to a revocation or cancellation hereunder, or unless the Committee otherwise provides as to all eligible employees.

9.       ISSUANCE OF SHARES.

         No employee shall have any rights as a stockholder with respect to any Shares, which he may elect to purchase under the Plan prior to the date of purchase of such Shares. At the end of each Purchase Period, certificates representing Shares purchased under this Plan for each employee shall be issued as soon as practicable and delivered to such employee.

10.      ASSIGNABILITY.

           No assignment or transfer by an employee, former employee or his legal representative of any option, election to purchase Shares, or any other interest under this Plan will be recognized or of any force or effect; any purported assignment or transfer, whether voluntary or by operation of law (except by will or the laws of descent and distribution), shall have the effect of terminating such option, election to purchase or other interest. An employee's option and election to purchase shall be exercisable, during his lifetime, only by him. If an election to purchase is terminated by reason of the provisions of this Section 10, the only right thereafter continuing shall be the right to have the amount of payroll deductions then credited to the employee's account which have not been applied to the purchase of Shares paid to the employee or his legal representative.

11.       ADJUSTMENTS IN EVENT OF CHANGE IN CAPITALIZATION.

          In the event of any Change in Capitalization, then the aggregate number and kind of Shares or other securities which thereafter may be sold under the Plan and the number and kind of Shares or other securities which may be purchased under any outstanding Offering and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, eligible employees under the Plan and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company, Designated Subsidiaries and all employees and their respective heirs, executors, administrators, successors and assigns.

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12.      EFFECT OF CHANGE IN CONTROL.

          (a)           In the event of a Change in Control caused by the liquidation or dissolution of the Company, the Purchase Period then in progress will terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, all rights to purchase Shares under the Plan shall terminate and all amounts credited to employee accounts which have not been applied to the purchase of Shares shall be refunded.

          (b)          In the event of any Change in Control not caused by the liquidation or dissolution of the Company after which the Company is not the Surviving Corporation, then in the sole discretion of the Committee, (i) a date established by the Board on or up to 10 days before the date of consummation of such Change in Control shall be treated as the last day of the Purchase Period then in progress or (ii) all rights to purchase Shares under the Plan shall terminate and all amounts credited to employee accounts which have not been applied to the purchase of Shares shall be refunded.

13.      ADMINISTRATION OF THE PLAN.

          (a)         The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall be the Compensation Committee of the Board of Directors, which shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, each member shall be a Non-employee Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard for his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or authorizing or denying authorization to any transaction hereunder.

          (b)         Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                    (1)        construe and interpret the Plan and the rights granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, without limitation, correcting any defect or supplying any omission, or reconciling any

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inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, employees participating in the Plan and all other persons having any interest therein;

                    (2)         determine the duration and purposes for leaves of absence which may be granted to an employee on an individual basis without constituting a termination of employment or service for purposes of the Plan:

                    (3)          exercise its sole discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                    (4)          generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interest of the Company with respect to the Plan.

          (c)          Notwithstanding the foregoing, all employees participating in the Plan shall have the same rights and privileges under the Plan, except to the extent permitted by Section 423(b)(5) of the Code. No member of the Board, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

14.      COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS; GOVERNING LAW.

           This Plan, each Offering hereunder, and the obligation of the Company to sell and deliver Common Stock hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required. The Board may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Code, or any other laws or regulations of any Federal, state, local or foreign government. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws).

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15.       COMPANY'S PAYMENT OF EXPENSES RELATED TO THE PLAN.

           Except as otherwise specifically provided herein, the Company will bear all expenses incurred in administering this Plan, including any brokerage fees incurred upon the purchase of Shares.

16.       PLAN AND RIGHTS TO PURCHASE COMMON STOCK NOT TO CONFER RIGHT WITH RESPECT TO CONTINUANCE OF EMPLOYMENT.

           This Plan and any Offering or other rights to purchase Common Stock granted under this Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his employment at any time.

17.      WITHHOLDING OF TAXES.

          The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by each eligible employee of, any taxes required by applicable law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable.

18.      GENERAL.

          (a)          The Committee shall accumulate and hold for each employee's account any amounts deducted from his compensation pursuant to this Plan and amounts deposited as a lump sum payment and shall maintain book-entry accounts for each electing employee to account for payroll deductions made by the employee. Interest will not be credited or paid with respect to any account hereunder. Any amounts deducted that are not used to purchase Shares will be refunded to the employee.

          (b)          Unless the Committee otherwise provides, only full Shares may be purchased under this Plan. After each Purchase Period, each employee shall receive a cash payment of the amount deducted from such employee's compensation that has not been applied to purchase Shares.

         (c)          In the event of a termination of the Plan during a Purchase Period, all amounts credited to employee accounts hereunder, which have not been applied to the purchase of Shares, shall be refunded to the employees for whose accounts they are credited.

        (d)         Payment for the purchase price of Shares hereunder shall be made in United States dollars.

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19.      NOTICE OF DISPOSITION.

          Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the "Notice Period").

20.      AMENDMENT OR DISCONTINUANCE.

          Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that any such amendment, suspension or termination may not, without the employee's consent, adversely affect any rights outstanding at the time of such amendment, suspension or termination to purchase Shares for the balance of a Purchase Period pursuant to any Offering hereunder. The Plan will terminate in any event when the Committee determines that all or substantially all of the Shares reserved for purposes of the Plan have been issued, unless the stockholders of the Company approve additional Shares for issuance.

21.      CONSTRUCTION.

           Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

22.      NAME.

          This Plan shall be known as the "BioReliance Corporation Employee Stock Purchase Plan."

23.      TERM; STOCKHOLDER APPROVAL.

          After this Plan is adopted by the Board, this Plan will become effective on the day of the first Offering. This Plan shall be submitted to stockholders of the Company for approval at the 2002 annual meeting of stockholders, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. If the Plan is not so approved by the stockholders of the Company, the Plan and all rights hereunder to purchase Shares shall immediately terminate, and all amounts credited to employee accounts that have not been applied to the purchase of Shares shall be refunded. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved

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for issuance under this Plan, or (c) failure of the stockholders of the Company to approve the Plan in accordance with this Section 23.